As filed with the Securities and Exchange Commission on January 5, 2000.

                                                   Registration No. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                              HUDSON UNITED BANCORP
                              ---------------------
             (Exact name of registrant as specified in its charter)


                                   New Jersey
                                   ----------
         (State or other Jurisdiction of Incorporation or Organization)


          6712                                      22-2405746
          ----                                      ----------
(Primary Standard Industrial              (I.R.S. Employer Identification No.)
 Classification Code Number)


                            1000 MacArthur Boulevard
                            Mahwah, New Jersey 07430
                                  201-236-2600
                                  ------------
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                         NONQUALIFIED STOCK OPTION PLAN
                             1996 STOCK OPTION PLAN
                              EQUITY INCENTIVE PLAN
         (Formerly plans of JeffBanks, Inc.)(collectively, the "Plans")
         --------------------------------------------------------------
                            (Full title of the Plan)

       Kenneth T. Neilson, Chairman, President and Chief Executive Officer
                              HUDSON UNITED BANCORP
                            1000 MacArthur Boulevard
                            Mahwah, New Jersey 07430
                                  201-236-2600
                                  ------------
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                  Please send copies of all communications to:

                            MICHAEL W. ZELENTY, ESQ.
                        Pitney, Hardin, Kipp & Szuch LLP
                                  P.O. Box 1945
                        Morristown, New Jersey 07962-1945
                                 (973) 966-8125


                         CALCULATION OF REGISTRATION FEE

------------------------- ---------------------- ----------------------- ---------------------- ----------------------
                                                    Proposed maximum       Proposed maximum
  Title of securities         Amount to be           Offering price       Aggregate offering          Amount of
    to be registered         Registered (1)          per share (3)             Price (3)          Registration fee
------------------------- ---------------------- ----------------------- ---------------------- ----------------------
Common Stock,              915,617 shares (2)           $25.28                 $23,146,798             $6,111.00
no par value
------------------------- ---------------------- ----------------------- ---------------------- ----------------------


--------------------------

(1) This Registration Statement also covers, in addition to the number of shares of Common Stock stated above, such indeterminable number of shares of Common Stock as may become subject to the Plan as a result of the anti-dilution provisions thereof. This number was calculated by multiplying the number of outstanding JeffBanks shares (935,785) by the merger exchange ratio (0.9785).

(2) Of the 915,617 shares to be registered hereby, 26,292 shares are being registered for issuance under the Nonqualified Stock Option Plan, 153,306 shares are being registered for issuance under the Equity Incentive Plan, and 736,019 shares are being registered for issuance under the 1996 Stock Option Plan.

(3) Estimated in accordance with Rule 457(h)(1) solely for purposes of calculating the registration fee based upon the average of the high and low sales price of the Common Stock on the New York Stock Exchange on December 29, 1999 as reported in The Wall Street Journal.

                                     PART I
             INFORMATION REQUIREMENT IN THE SECTION 10(a) PROSPECTUS

ITEM 1   Plan Information

         Not filed with this Registration Statement.

ITEM 2 Registrant Information and Employee Plan Annual Information Not filed with this Registration Statement.

         Not filed with this Registration Statement.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3   Documents Incorporated By Reference

      The following documents filed by Hudson United Bancorp with the Securities and Exchange Commission are incorporated by reference in this Registration
Statement:

    1. Hudson United's Annual Report on Form 10-K for the year ended December 31, 1998, as amended by Form 10-K/A filed September 28, 1999, and as further amended by Form 10-K/A filed October 12, 1999.

    2. Hudson United's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999, Hudson United's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, as amended by Form 10-Q/A dated September 10, 1999, and Hudson United's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999.

    3. Hudson United's Current Report filed on Form 8-K dated January 28, 1999, Hudson United's Current Report filed on Form 8-K dated March 29, 1999, Hudson United's Current Report filed on Form 8-K dated April 19, 1999, Hudson United's Current Report on 8-K dated April 21, 1999, Hudson United's Current Report filed on Form 8-K dated April 22, 1999, Hudson United's Current Report filed on Form 8-K dated May, 25, 1999,
         Hudson United's Current Report filed on Form 8-K dated June 29, 1999, as amended by Form 8-K/A dated June 30, 1999, Hudson United's Current
         Report filed on Form 8-K dated July 29, 1999, Hudson United's Current Report filed on Form 8-K dated September 10, 1999, Hudson United's Current Report filed on Form 8-K dated September 20, 1999, Hudson United's Current Report filed on Form 8-K dated September 24, 1999, Hudson United's Current Report filed on Form 8-K dated September 24, 1999 (second filing), Hudson United's Current Report filed on Form 8-K dated October 5, 1999, Hudson United's Current Report filed on Form 8-K dated October 15, 1999, Hudson United's Current Report filed on Form 8-K dated November 24, 1999, and Hudson United's Current Report of Form 8-K dated December 15, 1999.

    4. The description of the Common Stock contained in Hudson United's Registration Statement on Form 8-A filed April 22, 1999 by Hudson United pursuant to Section 12 of the Securities Exchange Act of 1934, and any amendment or report filed for the purpose of updating such description.

         In addition, all documents filed by Hudson United pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, hereby are incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

ITEM 4   Description of Securities

         Not applicable.

ITEM 5   Interests of Named Experts and Counsel

         Certain legal matters relating to the issuance of the shares of Hudson United's Common Stock offered hereby have been passed upon by Pitney, Hardin, Kipp & Szuch LLP, counsel to Hudson United. Attorneys in the law firm of Pitney, Hardin, Kipp & Szuch LLP beneficially own 1,314 shares of Hudson United's Common Stock as of December 30, 1999.

         The supplemental consolidated financial statements of Hudson United as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 have been incorporated by reference in this proxy-statement-prospectus and have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

ITEM 6   Indemnification of Directors and Officers

         Indemnification. The New Jersey Business Corporation Act empowers a corporation to indemnify a corporate agent against his expenses and liabilities incurred in connection with any proceeding (other than a derivative lawsuit) involving the corporate agent by reason of his being or having been a corporate agent if (a) the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and
(b) with respect to any criminal proceeding, the corporate agent had no reasonable cause to believe his conduct was unlawful. For purposes of the Act, the term "corporate agent" includes any present or former director, officer, employee or agent of the corporation, and a person serving as a "corporate agent" at the request of the corporation for any other enterprise.

         With respect to any derivative action, the corporation is empowered to indemnify a corporate agent against his expenses (but not his liabilities) incurred in connection with any proceeding involving the corporate agent by reason of his being or having been a corporate agent if the agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, only the court in which the proceeding was brought can empower a corporation to indemnify a corporate agent against expenses with respect to any claim, issue or matter as to which the agent was adjudged liable for negligence or misconduct.

         The corporation may indemnify a corporate agent in a specific case if a determination is made by any of the following that the applicable standard of conduct was met: (i) the Board of Directors, or a committee thereof, acting by a majority vote of a quorum consisting of disinterested directors; (ii) by independent legal counsel, if there is not a quorum of disinterested directors or if the disinterested quorum empowers counsel to make the determination; or
(iii) by the shareholders.

         A corporate agent is entitled to mandatory indemnification to the extent that the agent is successful on the merits or otherwise in any proceeding, or in defense of any claim, issue or matter in the proceeding. If a corporation fails or refuses to indemnify a corporate agent, whether the indemnification is permissive or mandatory, the agent may apply to a court to grant him the requested indemnification. In advance of the final disposition of a proceeding, the corporation may pay an agent's expenses if the agent agrees to repay the expenses unless it is ultimately determined he is entitled to indemnification.

         Under   Article  VI  of  its  Amended  and  Restated   Certificate   of
Incorporation, Hudson United must, to the fullest extent permitted by law, indemnify it directors, officers, employees and agents.

         Exculpation. Section 14A:2-7(3) of the New Jersey Business Corporation Act permits a corporation to provide in its certificate of incorporation that a director or officer shall not be personally liable to the corporation or its shareholders for breach of any duty owed to the corporation or its shareholders, except that such provisions shall not relieve a director or officer from liability for any breach of duty based upon an action or omission (a) in breach of such person's duty of loyalty to the corporation or its shareholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of any improper personal benefit.

         Article X of Hudson United's Amended and Restated Certificate of Incorporation includes limitation on the liability of officers and directors to the fullest extent permitted by New Jersey law.

         Insurance. Hudson United maintains insurance policies insuring Hudson United's directors and officers against liability for wrongful acts or omissions arising out of their positions as directors and officers, subject to certain limitations.

ITEM 7     Exemption from Registration Claimed

           Not applicable.

ITEM 8     Exhibits

           5 Opinion of Pitney, Hardin, Kipp & Szuch LLP regarding legality of securities

           23.1   Consent of Arthur Andersen LLP

           23.2   Consent of Grant Thornton LLP

           23.3   Consent of Athey & Company

           23.4 Consent of Pitney, Hardin, Kipp & Szuch LLP (contained in the opinion included as Exhibit 5)

ITEM 9   Undertakings

  1. The undersigned registrant hereby undertakes:

       (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

       (b) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

       (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Mahwah, State of New Jersey, on December 22, 1999.

                              HUDSON UNITED BANCORP


                              KENNETH T. NEILSON
                          By: _____________________________________
                              Kenneth T. Neilson, Chairman, President
                              and Chief Executive Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



                  Signature                                     Title                              Date
                  ---------                                     -----                              ----
                                                     Chairman, President, Chief
KENNETH T. NEILSON                                 Executive Officer and Director
-----------------------------------------          (Principal Executive Officer)         December 22, 1999
Kenneth T. Neilson


ROBERT J. BURKE
-----------------------------------------                     Director                   December  22, 1999
Robert J. Burke


DONALD P. CALCAGNINI
-----------------------------------------                     Director                   December  22, 1999
Donald P. Calcagnini


JOAN DAVID
-----------------------------------------                     Director                   December  22, 1999
Joan David


NOEL deCORDOVA, JR.
-----------------------------------------                     Director                   December  22, 1999
Noel deCordova, Jr.



-----------------------------------------                     Director                   December  ___, 1999
Thomas R. Farley



-----------------------------------------                     Director                   December  ___, 1999
Bryant Malcolm



-----------------------------------------                     Director                   December  ___, 1999
W. Peter McBride


CHARLES F.X. POGGI
-----------------------------------------                     Director                   December  22, 1999
Charles F.X. Poggi


DAVID A. ROSOW
-----------------------------------------                     Director                   December  22, 1999
David A. Rosow


JAMES E. SCHIERLOH
-----------------------------------------                     Director                   December  22, 1999
James E. Schierloh


-----------------------------------------                     Director                   December  ___, 1999
Sister Grace Frances Strauber


JOHN H. TATIGAN, JR.
-----------------------------------------                     Director                   December  22, 1999
John H. Tatigan, Jr.


CHRIS McFADDEN
-----------------------------------------              Chief Financial Offer             December  22, 1999
Chris McFadden


RICHARD ALBAN
-----------------------------------------                    Controller                  December  22, 1999
Richard Alban


                                INDEX TO EXHIBITS

           5 Opinion of Pitney, Hardin, Kipp & Szuch LLP regarding legality of securities

           23.1   Consent of Arthur Andersen LLP

           23.2   Consent of Grant Thornton LLP

           23.3   Consent of Athey & Company

           23.4 Consent of Pitney, Hardin, Kipp & Szuch LLP (contained in the opinion included as Exhibit 5)